UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 11, 2003

Date of Report (Date of earliest event reported)

Primary PDC, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-4085	04-1734655

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1265 Main Street, Waltham, Massachusetts	02451

(Address of Principal Executive Offices)	(Zip Code)

781-386-2000

(Registrant's Telephone Number, including Area Code)

POLAROID CORPORATION

(Former Name or Former Address, if Changed Since Last Report)

Item 5.	Other Events

As previously reported to the Commission, on October 12, 2001, Polaroid Corporation and its U.S. subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code (the “Code”). The filings were made in the United States Bankruptcy Court for the District of Delaware (the “Court”) in Wilmington, Delaware.

On September 11, 2003, Primary PDC, Inc., formerly known as Polaroid Corporation (the “Company”), and its U.S. subsidiaries filed with the Court a Notice of Hearing to Consider Approval of Disclosure Statement with Respect to Third Amended Joint Plan of Reorganization of Primary PDC, Inc. (f/k/a Polaroid Corporation) and its Debtor Subsidiaries and the Official Committee of Unsecured Creditors, a copy of which is attached hereto as Exhibit 99.1.

Item 7(c).	Exhibits

Exhibit 99.1	Notice of Hearing to Consider Approval of Disclosure Statement with Respect to Third Amended Joint Plan of Reorganization of Primary PDC, Inc. (f/k/a Polaroid Corporation) and its Debtor Subsidiaries and the Official Committee of Unsecured Creditors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMARY PDC, INC. (Registrant)

By:	/s/ Kevin Pond

Name	Kevin Pond
Title:	President

Dated: September 22, 2003

EXHIBIT INDEX

Exhibit Number

Exhibit 99.1	Notice of Hearing to Consider Approval of Disclosure Statement with Respect to Third Amended Joint Plan of Reorganization of Primary PDC, Inc. (f/k/a Polaroid Corporation) and its Debtor Subsidiaries and the Official Committee of Unsecured Creditors